Exhibit 99.1

Frontier Communications Corporation Declares First-Quarter Dividends

Norwalk, Conn., February 16, 2016 – Frontier Communications Corporation (NASDAQ: FTR) announced today that its Board of Directors has declared a regular quarterly dividend on Frontier’s 11.125% Mandatory Convertible Preferred Stock, Series A, of $2.78125 per share, payable in cash on March 31, 2016 to holders of record at the close of business on March 11, 2016.

The Board of Directors also has declared a regular quarterly cash dividend of $0.105 per share of common stock, payable on March 31, 2016 to holders of record at the close of business on March 11, 2016.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, video, wireless Internet data access, data security solutions, specialized bundles for residential customers, small businesses and home offices, and advanced communications for medium and large businesses in 28 states. Frontier’s approximately 18,600 employees are based entirely in the United States. More information is available at www.frontier.com.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President, Investor Relations	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

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